UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2015

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Military Trail, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (561) 447-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2015, Jarden Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among TWG Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Waddington Group, Inc. (“Waddington”), and Olympus Growth Fund V, L.P., solely in its capacity as the representative of the equityholders of Waddington. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Waddington (the “Merger”), with Waddington surviving the Merger as a wholly-owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, the Company will acquire Waddington for approximately $1.35 billion in cash, subject to working capital and other adjustments.

The Merger Agreement includes customary representations, warranties and covenants by the parties. Subject to the satisfaction of certain customary closing conditions and regulatory approvals, the closing of the transactions contemplated by the Merger Agreement (the “Closing”) is expected to occur in the third quarter of 2015. The Merger Agreement contains certain termination rights for both the Company and Waddington.

The Merger Agreement has been included to provide stockholders with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal restrictions among the parties thereto with respect to the transactions described above, the Merger Agreement is not otherwise intended to be a source of factual, business or operational information about the parties. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit is hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit

2.1	Agreement and Plan of Merger, dated July 11, 2015, by and among the Company, TWG Merger Sub, Inc., Waddington Group, Inc. and Olympus Growth Fund V, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2015

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Executive Vice President - Administration, General Counsel and Secretary

Exhibit Index

Number	Exhibit

2.1	Agreement and Plan of Merger, dated July 11, 2015, by and among the Company, TWG Merger Sub, Inc., Waddington Group, Inc. and Olympus Growth Fund V, L.P.